Exhibit 99.2
Unaudited Pro Forma Condensed Consolidated Financial Statements
     On July 31, 2008, the merger of Meadowbrook Insurance Group, Inc. (“Meadowbrook”) and ProCentury Corporation (“ProCentury”) was completed. The transaction is accounted for as a purchase business combination by Meadowbrook under accounting principles generally accepted in the United States. Under the terms of the merger agreement ProCentury shareholders were entitled to receive, for each ProCentury common share, either $20.00 in cash or Meadowbrook common stock based on a 2.5000 exchange ratio, subject to adjustment as described within the merger agreement. Based upon the final proration, the total purchase price was approximately $220.2 million, of which $99.1 million consisted of cash and $121.1 million in common stock. The total number of common shares issued for the stock portion of the purchase price was approximately 21.1 million shares.
     The Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2008 combines the historical consolidated balance sheets of Meadowbrook and ProCentury, giving effect to the merger as if it had been consummated on June 30, 2008. The Unaudited Pro Forma Condensed Consolidated Income Statement for the six months ended June 30, 2008 and for the year ended December 31, 2007 combines the historical consolidated statements of income of Meadowbrook and ProCentury giving effect to the merger as if it had occurred on January 1, 2007. We have adjusted the historical consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. You should read this information in conjunction with the:
•	Accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•	Meadowbrook’s separate historical unaudited consolidated financial statements as of and for the six months ended June 30, 2008 included in Meadowbrook’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008;

•	Meadowbrook’s separate historical audited consolidated financial statements as of and for the year ended December 31, 2007 included in Meadowbrook’s Annual Report on Form 10-K for the year ended December 31, 2007;

•	ProCentury’s separate historical unaudited consolidated financial statements as of and for the six months ended June 30, 2008, included in this Current Report on Form 8-K as Exhibit 99.1; and

•	ProCentury’s separate historical audited consolidated financial statements as of and for the year ended December 31, 2007 included on ProCentury’s Form 10-K for the year ended December 31, 2007.
     The unaudited pro forma condensed consolidated financial statements have been prepared for informational purposes only. The unaudited pro forma adjustments represent management’s estimates based on information available at this time. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial statements do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed consolidated financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions that may result from the merger.
     The unaudited pro forma condensed consolidated financial statements have been prepared using the purchase method of accounting with Meadowbrook treated as the accounting acquirer. Accordingly, Meadowbrook’s cost to acquire ProCentury has been allocated to the acquired assets, liabilities and commitments based upon their estimated fair values at the date indicated. The allocation of the purchase price is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the final purchase accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented herein.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
At June 30, 2008

			Pro Forma
	Meadowbrook	ProCentury	Adjustments		Meadowbrook
	Historical	Historical	(Note 2)		Pro Forma
	(dollars and shares in thousands)

ASSETS

Investments	$563,741	$422,333	$—		$986,074
Cash and cash equivalents	80,038	38,851	(48,269	)(a)	70,620
Accrued investment income	6,331	3,911	—		10,242
Premiums and agent balances receivable, net	94,242	37,858	—		132,100
Reinsurance recoverable on:
Paid losses	121	5,709	—		5,830
Unpaid losses	200,783	40,201	—		240,984
Prepaid reinsurance premiums	18,669	17,363	—		36,032
Deferred policy acquisition costs	28,997	26,494	—		55,491
Deferred income taxes, net	17,023	16,563	(316	)(b)	33,270
Goodwill and other intangible assets (Note 7)	78,660	240	75,189	(c)	154,089
Other assets (Note 7)	49,601	10,618	729	(d)	60,948

Total assets	$1,138,206	$620,141	$27,333		$1,785,680

LIABILITIES AND SHAREHOLDERS’ EQUITY
Losses and loss adjustment expenses	$558,864	$283,808	—		$842,672
Unearned premiums	159,250	123,386	—		282,636
Bank revolving credit facility	—	4,650	3,350	(e)	8,000
Bank term loan facility	—	—	65,000	(f)	65,000
Debentures	55,930	25,000	—		80,930
Accounts payable and accrued expenses	21,073	5,472	—		26,545
Reinsurance funds held and balances payable	16,043	8,061	—		24,104
Payable to insurance companies	3,572	—	—		3,572
Other liabilities	11,454	8,054	—		19,508

Total liabilities	826,186	458,431	68,350		1,352,967

Shareholders’ equity	312,020	161,710	(41,017	)(g)	432,713

Total liabilities and shareholders’ equity	$1,138,206	$620,141	$27,333		$1,785,680

Shares Outstanding (Note 3)	37,021	13,421			58,144

See Accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Income Statement
For the Six Months Ended June 30, 2008

			Pro Forma
	Meadowbrook	ProCentury	Adjustments		Meadowbrook
	Historical	Historical	(Note 2)		Pro Forma
	(dollars and shares in thousands, except per share data)

Revenues
Premiums earned
Gross	$179,515	$113,169	$—		$292,684
Ceded	(36,462)	(16,383)	—		(52,845)

Net earned premiums	143,053	96,786	—		239,839
Net commissions and fees	21,663	141	—		21,804
Net investment income	14,065	10,315	(1,304	)(h)	23,076
Net realized losses	(177)	(2,243)	—		(2,420)

Total revenues	178,604	104,999	(1,304)		282,299

Expenses
Losses and loss adjustment expenses	108,158	65,640	(2,917	)(i)	170,881
Reinsurance recoveries	(26,955)	(6,198)	—		(33,153)

Net losses and loss adjustment expenses	81,203	59,442	(2,917)		137,728
Salaries and employee benefits	26,898	—	13,087	(i)	39,985
Policy acquisition and other underwriting expenses	25,863	25,411	(4,726	)(i)	46,548
Other administrative expenses	16,793	9,308	(5,444	) (i)	20,657
Amortization expense	3,114	—	715	(j)	3,829
Interest expense	2,565	1,073	1,927	(k)	5,565

Total expenses	156,436	95,234	2,642		254,312

Income before taxes and equity earnings	22,168	9,765	(3,946)		27,987

Federal and state income tax expense	6,790	3,111	(1,160	)(l)	8,741
Equity earnings of affiliates	117	—	—		117

Net income	$15,495	$6,654	$(2,787)		$19,362

Per common share information (Note 3)
Net income per common share:
Basic	$0.42	$0.50			$0.33

Diluted	$0.42	$0.49			$0.33

Weighted average number of shares outstanding:
Basic	37,016	13,309	7,735	(m)	58,060

Diluted	37,126	13,459	7,585	(n)	58,170

See Accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Income Statement
For the Year Ended December 31, 2007

			Pro Forma
	Meadowbrook	ProCentury	Adjustments		Meadowbrook Pro
	Historical	Historical	(Note 2)		Forma
	(dollars and shares in thousands, except per share data)
Revenues
Premiums earned
Gross	$337,099	$251,321	$—		$588,420
Ceded	(68,902)	(33,759)	—		(102,661)

Net earned premiums	268,197	217,562	—		485,759
Net commissions and fees	5,988	489	—		46,477
Net investment income	26,400	22,081	(2,105	)(o)	46,376
Net realized gains (losses)	150	(1,982)	—		(1,832)

Total revenues	340,735	238,150	(2,147)		576,780

Expenses
Losses and loss adjustment expenses	191,885	136,983	(5,647	)(p)	323,221
Reinsurance recoveries	(40,916)	(11,066)	—		(51,982)

Net losses and loss adjustment expenses	150,969	125,917	(5,647)		271,239
Salaries and employee benefits	56,433	—	25,658	(p)	82,091
Policy acquisition and other underwriting expenses	53,717	55,230	(8,844	)(p)	100,103
Other administrative expenses	32,269	18,280	(11,167	)(p)	39,382
Amortization expense	1,930	—	1,430	(q)	3,360
Interest expense	6,030	2,681	4,277	(r)	12,988

Total expenses	301,348	202,108	5,707		509,163

Income before taxes and equity earnings	39,387	36,042	(7,812)		67,617

Federal and state income tax expense	11,726	11,286	(2,382	)(s)	20,684
Equity earnings of affiliates	331	—	—		331

Net income	$27,992	$24,756	$(5,484)		$47,264

Per common share information (Note 3)
Net income per common share:
Basic	$0.85	$1.87			$0.87

Diluted	$0.85	$1.85			$0.87

Weighted average number of shares outstanding:
Basic	33,007	13,242	8,043	(t)	54,292

Diluted	33,102	13,393	7,892	(u)	54,387

See Accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements
Note 1 — Basis of Pro Forma Presentation
     On July 31, 2008, the merger of Meadowbrook Insurance Group, Inc. (“Meadowbrook”) and ProCentury Corporation (“ProCentury”) was completed. The transaction is accounted for as a purchase business combination by Meadowbrook under accounting principles generally accepted in the United States. Under the terms of the merger agreement, ProCentury shareholders were entitled to receive, for each ProCentury common share, either $20.00 in cash or Meadowbrook common stock based on a 2.5000 exchange ratio, subject to proration so that the total cash consideration would equal 45% and the value of the Meadowbrook common stock would equal 55% of the total consideration paid. Based upon the final proration, the total purchase price was $220.2 million, of which $99.1 million consisted of cash and $121.1 million in common stock. The total number of common shares issued for the stock portion of the purchase price was 21.1 million shares.
     The Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2008 combines the historical consolidated balance sheets of Meadowbrook and ProCentury, giving effect to the merger as if it had been consummated on June 30, 2008. The Unaudited Pro Forma Condensed Consolidated Income Statement for the six months ended June 30, 2008 and for the year ended December 31, 2007 combines the historical consolidated statements of income of Meadowbrook and ProCentury giving effect to the merger as if it had occurred on January 1, 2007. We have adjusted the historical consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. You should read this information in conjunction with the following:
     In accordance with the merger agreement, the stock price used in determining the final purchase price was based on the volume-weighted average sales price of a share of Meadowbrook common stock for the 30-day trading period ending on the sixth trading day before the completion of the merger. For purposes of this pro forma information, a blended rate was calculated based on the final election results, an exchange ratio of 2.5000, a per share cash consideration of $20.00, and the volume-weighted average sales price of $5.7326. Based on these variables, the final purchase price was calculated as follows:

Number of ProCentury common shares based on final election results (in thousands)	13,403
Blended per share consideration based on Meadowbrook’s volume-weighted average sales price of $5.7326 and the final proration results	$16.4264

Final purchase price (in thousands)	$220,163

     The unaudited pro forma condensed consolidated financial statements presented herein are not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been completed at the date indicated, nor is it necessarily indicative of the results of operation in future periods or the future financial position of the combined company.
     The unaudited pro forma condensed consolidated financial statements have been prepared assuming that the merger is accounted for under the purchase method of accounting (referred to as purchase accounting) with Meadowbrook as the acquiring entity. Accordingly, under purchase accounting, the assets, liabilities, and commitments of ProCentury are adjusted to their fair value. For purposes of these unaudited pro forma condensed consolidated financial statements, consideration has also been given to the impact of conforming ProCentury’s financial statement classifications to those of Meadowbrook. Additionally, certain amounts in the historical consolidated financial statements of ProCentury have been reclassified to conform to the Meadowbrook financial statement presentation. Also, adjustments of $11.5 million related to restructuring charges and transaction fees (i.e. compensation and expenses directly related to the acquisition) are reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet but are subject to change. Revenue and expense synergies are not reflected in the preliminary unaudited pro forma condensed consolidated financial statements.
     The unaudited pro forma adjustments represent management’s estimates based on information available at this time. Actual adjustments to the combined balance sheet and income statement may differ, perhaps materially, from those reflected in these unaudited pro forma condensed consolidated financial statements. In addition, the assumptions used to determine fair values could possibly change.

     The unaudited pro forma adjustments included herein are subject to other updates as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after completion of a thorough analysis to determine the fair values of ProCentury’s tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments, including conforming ProCentury’s financial statement classifications to those of Meadowbrook, could be materially different from the unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of ProCentury’s assets, liabilities, commitments, contracts and other items as compared to the information shown herein will change the purchase price allocable to goodwill and may impact the combined income statement due to adjustments in yield and/or amortization or accretion related to the adjusted assets or liabilities.
Note 2 — Pro Forma Adjustments
     The pro forma adjustments related to the Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2008 assume the merger took place on June 30, 2008. The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Income Statement for the six months ended June 30, 2008 and for the year ended December 31, 2007 assume the merger took place on January 1, 2007.
     The following pro forma adjustments result from the allocation of the purchase price for the acquisition based on the fair value of the assets, liabilities and commitments acquired from ProCentury. The amounts and descriptions related to the pro forma adjustments are as follows:

		Increase (Decrease)
		as of
		June 30, 2008
Unaudited Pro Forma Condensed Consolidated Balance Sheet		(in thousands)
Assets
(a) Cash
i.	Adjustment to reflect the net cash effect related to the cash out of options upon closing of merger	$(4,640)
ii.	Adjustment to reflect the payment of the cash portion of the merger consideration	(99,073)
iii.	Adjustment to reflect the payment of transaction fees	(8,439)
iv.	Adjustment to reflect the payment of restructuring charges	(3,341)
v.	Adjustment to reflect the payment of equity issuance costs	(397)
vi.	Adjustment to reflect payoff of ProCentury line of credit upon closing	(4,650)
vii.	Adjustment to reflect the proceeds from the issuance of debt	73,000
viii.	Adjustment to reflect the payment of the cost related to the issuance of debt	(729)

		$(48,269)

(b) Deferred tax asset, net
i.	To reflect deferred tax effect of vesting ProCentury restricted stock and options and related exercise of options	$(316)

(c) Goodwill
	Adjustment related to record positive goodwill as calculated as follows:
	Net book value of net assets acquired prior to fair value adjustments	$161,710
	Adjustments to fair value:
	Estimated transaction fees	(8,439)

		Increase (Decrease)
		as of
		June 30, 2008
		(in thousands)
	Estimated compensation expense resulting from merger	(3,341)
	Decrease to record deferred tax adjustment related to the vesting of ProCentury restricted stock and options and exercise of options	(316)

	Fair value of net assets acquired	149,614
	Purchase price	224,803

	Goodwill and other intangible assets	75,189
	Less amount allocated to other intangible assets based on preliminary valuation analysis	(26,000)

	Remaining goodwill	$49,189

(d) Other Assets
	Adjustment to reflect the capitalization of debt issuance costs	$729

Liabilities and Shareholders’ Equity

(e) Bank revolving credit facility
	Adjustment to reflect $8.0 million in debt incurred on revolving credit facility by Meadowbrook to fund the proposed cash portion of the merger consideration and the payment of the transaction fees and restructuring charges, net of a $4.65 million payoff of ProCentury’s line of credit balance upon closing of merger	$3,350

(f) Bank term loan facility
	Adjustment to reflect debt incurred on term loan facility by Meadowbrook to fund the proposed cash portion of the merger consideration and the payment of the transaction fees and restructuring charges	$65,000

(g) Shareholders’ Equity

i.	Adjustment to record the conversion of ProCentury’s common shares to Meadowbrook’s common shares at closing	$121,090
ii.	Adjustment to remove accumulated other comprehensive loss of ProCentury	14,669
iii.	Adjustment to eliminate ProCentury’s retained earnings	(72,028)
iv.	Adjustment to reflect changes in additional paid in capital of ProCentury	(104,351)
v.	Adjustment to reflect equity issuance costs	(397)

		$(41,017)

		Increase (Decrease)
		Six Months Ended
		June 30, 2008
Unaudited Pro Forma Condensed Consolidated Income Statement		(in thousands)

(h) Net investment income
	Adjustment to reflect the loss of investment income as a result of the net income adjustments to the December 31, 2007 income statement at an expected income rate of 4.39%	$(121)
	Adjustment to reflect the loss of investment income as a result of the payment of the cash portion of the merger at an expected interest rate of 4.39%	(1,183)

		$(1,304)

(i) Salaries and employee benefits
	At completion of the merger, we assumed all ProCentury employees would become employees of Meadowbrook. The associated expenses relating to insurance company operations would be accounted for under a management service agreement. As a result, the salaries and employee benefits expense related to ProCentury has been adjusted accordingly within the pro forma adjustments.
	Adjustment to reflect change in losses and loss adjustment expenses for salaries and employee benefits of ProCentury’s underwriting department	$(2,917)
	Adjustment to reflect change in policy acquisition and other underwriting expenses for salaries and employee benefits of ProCentury’s underwriting department	(4,726)
	Adjustment to reflect changes in other administrative expenses for all other salary and employee benefits of ProCentury and reclassify to salaries and employee benefits	(5,444)

		$(13,087)

	Adjustment to salaries and employee benefits to reflect the total of the above adjustments	$13,087

(j) Amortization expense
	Adjustment to record amortization expense related to other intangible assets as a result of preliminary valuation analysis	$715

(k) Interest expense
i.	Adjustment to record interest expense at an assumed interest rate of 5.95% on the revolving credit facility and term loan facility drawn to fund cash portion of the merger consideration and the payment of the transaction fees and restructuring charges (Note 5)	$1,854
ii	Adjusted to reflect the amortization of the debt issuance costs over a five year period	73

		$1,927

(l) Income taxes
	Adjustment to record a tax benefit using Meadowbrook’s historical effective rate of 29.4% on the additional interest expense and the loss of investment income	$(943)

(m) Weighted average number of shares outstanding — Basic
	Adjustment to reflect the change in basic shares outstanding	$7,735

(n) Weighted average number of shares outstanding — Diluted
	Adjustment to reflect the change in diluted shares outstanding	$7,585

		Increase (Decrease)
		Year Ended
		December 31, 2007
Unaudited Pro Forma Condensed Consolidated Income Statement		(in thousands)

(o) Net investment income
i.	Adjustment to reflect the loss of investment income as a result of the payment of the cash portion of the merger at an expected interest rate of 4.5%	$(2,105)

(p) Salaries and employee benefits
	At completion of the merger, we assumed all ProCentury employees would become employees of Meadowbrook. The associated expenses relating to insurance company operations would be accounted for under a management service agreement. As a result, the salaries and employee benefits expense related to ProCentury has been adjusted accordingly within the pro forma adjustments.
	Adjustment to reflect change in losses and loss adjustment expenses for salaries and employee benefits of ProCentury’s claims department	$(5,647)
	Adjustment to reflect change in policy acquisition and other underwriting expenses for salaries and employee benefits of ProCentury’s underwriting department	(8,844)
	Adjustment to reflect change in other administrative expenses for all other salary and employee benefits of ProCentury and reclassify to salaries and employee benefits	(11,167)

		$(25,658)

	Adjustment to salaries and employee benefits to reflect the total of the above adjustments	$25,658

(q) Amortization expense
	Adjustment to record amortization expense related to other intangible assets as a result of preliminary valuation analysis	$1,430

(r) Interest expense
i.	Adjustment to record interest expense at an assumed interest rate of 5.95% on the term loan and revolving credit facility drawn to fund cash portion of the merger consideration and the payment of the transaction fees and restructuring charges (Note 5)	$4,131
ii.	Adjusted to reflect the amortization of the debt issuance costs over a five year period	146
		$4,277

(s) Income taxes
	Adjustment to record a tax benefit using Meadowbrook’s historical effective rate of 29.8% on the additional interest expense and the loss of investment income	$(1,902)

(t) Weighted average number of shares outstanding — Basic
	Adjustment to reflect the change in basic shares outstanding	$8,043

(u) Weighted average number of shares outstanding — Diluted
	Adjustment to reflect the change in diluted shares outstanding	$7,892

     The pro forma adjustments include anticipated restructuring charges in connection with the merger of $3.3 million. These costs include severance payments that are directly related to the merger and occur during the process of combining the companies. No determination has been made as to the allocation of the restructuring charge between Meadowbrook and ProCentury related expenditures for purposes of the unaudited pro forma condensed consolidated financial statements. The estimated restructuring charge is subject to final decisions by management of the combined company.
     The unaudited pro forma condensed consolidated financial statements have been prepared assuming that the merger is accounted for under the purchase method of accounting (referred to as purchase accounting) with Meadowbrook as the acquiring entity. Accordingly, under purchase accounting, the assets, liabilities and commitments of ProCentury are adjusted to their fair value. The unaudited pro forma adjustments included herein are subject to other updates as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after completion of a thorough analysis to determine the fair values of ProCentury’s tangible and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments, including conforming ProCentury’s accounting policies to those of Meadowbrook, could be materially different from the preliminary unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of ProCentury’s assets, liabilities, commitments, contracts and other items as compared to the information shown herein will change the purchase price allocable to goodwill and may impact the combined income statement due to adjustments in yield and/or amortization or accretion related to the adjusted assets or liabilities.

Note 3 — Net Income Per Share, Weighted Shares and Shares Outstanding
     Pro forma shares outstanding at June 30, 2008 consist of the following:

(shares in thousands)
Meadowbrook common stock outstanding as of June 30, 2008	37,021
Common shares issued based on final purchase price	21,123

Pro forma Meadowbrook common stock outstanding	58,144

     The pro forma net income per common share information has been computed based on the combined historical income of Meadowbrook and ProCentury and the impact of purchase accounting adjustments. Weighted average shares were calculated using ProCentury’s historical weighted average common shares outstanding adjusted for the conversion of ProCentury’s shares multiplied by the exchange ratio.
     Pro forma weighted shares outstanding for the six months ended June 30, 2008 consists of the following:

	Basic	Diluted
	(shares in thousands)
Historical ProCentury weighted shares outstanding	13,310	13,470
ProCentury restricted shares vested upon closing of merger	92	92
ProCentury options cancelled and cashed out upon closing of merger	—	(160)

Total weighted shares outstanding upon closing of merger	13,402	13,402
Exchange ratio	2.50	2.50
Pro forma ProCentury weighted shares outstanding	33,505	33,505
Percentage of share consideration based on final purchase price and proration results	63%	63%

ProCentury pro forma shares outstanding after cash and share allocation	21,044	21,044
Historical Meadowbrook weighted stock outstanding	37,016	37,126

Pro forma Meadowbrook weighted stock outstanding	58,060	58,170

     Pro forma weighted shares outstanding for the year ended December 31, 2007 consists of the following:

	Basic	Diluted
	(shares in thousands)
Historical ProCentury weighted shares outstanding	13,242	13,393
ProCentury restricted shares vested upon closing of merger	272	272
ProCentury options cancelled and cashed out upon closing of merger	—	(151)

Total weighted shares outstanding upon closing of merger	13,514	13,514
Exchange ratio	2.50	2.50

Pro forma ProCentury weighted shares outstanding	33,785	33,785
Percentage of share consideration based on final purchase price and proration results	63%	63%

ProCentury pro forma shares outstanding after cash and share allocation	21,285	21,285
Historical Meadowbrook weighted shares outstanding	33,007	33,102

Pro forma Meadowbrook weighted shares outstanding	54,292	54,387

     The pro forma adjustments reflect the effect of accelerated vesting of certain share-based compensation, under the assumptions that the options will be settled net on vesting to satisfy tax withholding liabilities.
Note 4 — Transactions Between Meadowbrook and ProCentury
     None.
Note 5 — Bank Revolving Credit and Term Loan Facilities
     After the consideration of available cash from Meadowbrook and ordinary dividends from Star and Century, Meadowbrook drew down $73.0 million under a revolving credit and term loan facility. If the merger had closed on January 1, 2007, the rate of interest was estimated to be 5.95%, based on the terms on the current interest rate swap agreement Meadowbrook entered into upon closing of the credit facilities.
Note 6 — Taxes Payable
     Tax expense or benefit has been recognized to the extent that pre-tax income or expense pro forma adjustments were generated by ProCentury.
Note 7 — Reclassifications
     Meadowbrook’s historical balance sheet as of June 30, 2008 has a reclassification of $18.3 million between Other Assets and Goodwill and Other Intangible Assets. Meadowbrook previously included other intangible assets within the other assets line item on the balance sheet. This reclassification is a result of the additional other intangible assets Meadowbrook will be recording as a result of the merger.
Note 8 — Subsequent Event
     As a result of events related to the recent crisis in the financial markets that occurred during the third quarter of 2008, Meadowbrook is expecting to incur approximately $5.8 million of pretax other-than-temporary impairments specifically related to Fannie Mae, Freddie Mac, and Lehman Brothers preferred stock. These other-than-temporary impairments will be recorded as a realized loss in Meadowbrook’s financial statements for the three and nine months ended September 30, 2008.